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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-42075) of our report dated December 5, 1997, except for Note 23, as to which the date is January 22, 1998, on our audits of the consolidated financial statements and financial statement schedule of Keebler Foods Company. We also consent to the references to our firm under the captions "Experts," "Summary Consolidated Historical Financial Data" and "Selected Historical Financial Data."


/s/ COOPERS & LYBRAND L.L.P.

Chicago, Illinois

January 22, 1998